UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2014
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________________________________________

Item 8.01. Other Events

On August 15, 2014, Raytheon Systems Limited (“RSL”) received a decision from the Arbitration Tribunal in connection with the arbitration proceeding between RSL and the U.K. Home Office (the “Home Office”) relating to the parties’ dispute over the Home Office’s purported default termination of RSL on the eBorders program in 2010. The Tribunal found that the Home Office had unlawfully terminated RSL for default and had therefore repudiated the eBorders contract with RSL. Accordingly, the Tribunal denied the Home Office’s claims for damages and clawback of previous payments. The Tribunal awarded RSL damages and other monetary relief of approximately £185 million (approximately $309 million based on foreign exchange rates as of August 15, 2014). In addition, the Tribunal found that the Home Office had wrongfully retained the £50 million (approximately $83 million based on foreign exchange rates as of August 15, 2014) it had drawn on RSL letters of credit in April 2011. The Tribunal also reserved ruling on costs and on the quantification of interest payable to RSL for a later date.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release issued by Raytheon Company dated August 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: August 18, 2014	By:_/s/ Jay B. Stephens___________________
Jay B. Stephens
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Raytheon Company dated August 18, 2014.